Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Rush Street Interactive, Inc. on Form S-8, of our report dated January 31, 2020, relating to the financial statements of dMY Technology Group, Inc. as of and for the period ended December 31, 2019. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
March 8, 2021